EXHIBIT 99.1

                                  Exhibit 10(a)

                 Consent of Sutherland, Asbill & Brennan, L.L.P.

                                S.A.B. letterhead

                                December 20, 1996


Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
201 Highland Avenue
Largo, Florida  33770

          RE: WRL Series Annuity Account
              FILE NO. 33-49556

Gentlemen:

          We hereby consent to the use of our name under the caption "Legal Matters" in the Statements of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-49556) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                By: /s/ STEPHEN E. ROTH
                                    -------------------
                                        Stephen E. Roth